                                                                     EXHIBIT 1.2


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                            SOLA INTERNATIONAL INC.



                           (a Delaware corporation)



                           __ Shares of Common Stock



                          FORM OF PURCHASE AGREEMENT


Dated: __, 1998

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

                               TABLE OF CONTENTS

PURCHASE AGREEMENT....................................................  1
   SECTION 1.     Representations and Warranties......................  2
                  ------------------------------
             (a)  Representations and Warranties by the Company.......  2
             (b)  Officer's Certificates..............................  6
   SECTION 2.     Sale and Delivery to Underwriters; Closing..........  6
                  ------------------------------------------
             (a)  Initial Securities..................................  6
             (b)  Option Securities...................................  7
             (c)  Payment.............................................  7
             (d)  Denominations; Registration.........................  7
   SECTION 3.     Covenants of the Company............................  8
                  ------------------------
             (a)  Compliance with Securities Regulations
                    and Commission Requests...........................  8
             (b)  Filing of Amendments................................  8
             (c)  Delivery of Registration Statements.................  8
             (d)  Delivery of Prospectuses............................  8
             (e)  Continued Compliance with Securities Laws...........  9
             (f)  Blue Sky Qualifications.............................  9
             (g)  Rule 158............................................  9
             (h)  Use of Proceeds.....................................  9
             (i)  Restriction on Sale of Securities...................  9
             (j)  Reporting Requirements.............................. 10
             (j)  Listing............................................. 10
   SECTION 4.     Payment of Expenses................................. 10
                  -------------------
             (a)  Expenses  10
             (b)  Termination of Agreement............................ 10
   SECTION 5.     Conditions of Underwriters' Obligations............. 10
                  ---------------------------------------
             (a)  Effectiveness of Registration Statement............. 10
             (b)  Opinion of Counsel for Company...................... 11
             (c)  Opinion of Counsel for Underwriters................. 11
             (d)  Officers' Certificate............................... 11
             (e)  Accountant's Comfort Letter......................... 11
             (f)  Bring-down Comfort Letter........................... 12
             (g)  Conditions to Purchase of Option Securities......... 12
             (h)  Additional Documents................................ 12
             (i)  Termination of Agreement............................ 13
   SECTION 6.     Indemnification..................................... 13
                  ---------------
             (a)  Indemnification of Underwriters..................... 13
             (b)  Indemnification of Company, Directors and Officers.. 14
             (c)  Actions against Parties; Notification............... 14
             (d)  Settlement without Consent if Failure to Reimburse.. 14
   SECTION 7.     Contribution........................................ 15
                  ------------
   SECTION 8.     Representations, Warranties and Agreements to
                  ---------------------------------------------
                    Survive Delivery.................................. 16
                    ----------------
   SECTION 9.     Termination of Agreement............................ 16
                  ------------------------
             (a)  Termination; General................................ 16
             (b)  Liabilities......................................... 16
   SECTION 10.    Default by One or More of the Underwriters.......... 16
                  ------------------------------------------

   SECTION 11.    Notices............................................. 17
                  -------
   SECTION 12.    Parties............................................. 17
                  -------
   SECTION 13.    GOVERNING LAW AND TIME.............................. 17
                  ----------------------
   SECTION 14.    Effect of Headings and Table of Contents............ 17
                  ----------------------------------------

   SCHEDULES
             Schedule A  -  List of Underwriters...................... Sch A-1
             Schedule B  -  Pricing Information....................... Sch B-1

   EXHIBITS
             Exhibit A - Form of Opinion of Company's Counsel.........     A-1

                            SOLA INTERNATIONAL INC.



                           (a Delaware corporation)



                          ___ Shares of Common Stock

                              PURCHASE AGREEMENT
                              ------------------




                                                                       ___, 1998



[Name of Underwriters]

Ladies and Gentlemen:


     Sola International Inc., a Delaware corporation (the "Company"), confirms its agreement with [Name of Managing Underwriter] ("[Name of Underwriter]") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom ___ and ___ are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ___ additional shares of Common Stock to cover over-allotments, if any. The aforesaid ___ shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the ___ shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-45929) and Amendment Nos. 1 and ___ thereto covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), in each case including the related preliminary prospectus or prospectuses and, if applicable, the related preliminary prospectus supplement or supplements. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus supplement and prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b) or (iii) if the Company has elected to rely upon Rule 415 ("Rule 415") of the 1933 Act Regulations, prepare and file a prospectus supplement and prospectus in accordance with the provisions of Rule 415 and 424(b). The information included in the prospectus and prospectus supplement referred to in clause (i) of the preceding sentence or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus, together with any related prospectus supplement, used before such registration statement became effective, and any prospectus, together with any related prospectus supplement, that omitted, as applicable, the Rule 430A Information or the Rule 434 Information or that was captioned "Subject to Completion" that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus." Such registration statement, as amended (if applicable), including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term the "Original Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and final prospectus supplement relating to the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are herein called, collectively, the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to, collectively, the preliminary prospectus supplement dated ___, 1998 together with the prospectus dated ___, 1998 and the Term Sheet and all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of S-3, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "described," "disclosed," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.


     SECTION 1.  Representations and Warranties
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the

Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through [Name of Underwriter] expressly for use in the Registration Statement or Prospectus, or to that part of the Registration Statement that constitutes the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1").

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (iv) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect.

          (v) As used herein, the "Material Subsidiaries" of the Company are American Optical Lens Company, a Delaware Corporation ("AO"), Sola Optical Holding Aus. Ltd., a Delaware corporation, Sola Optical Partners, an Australian limited partnership, Sola Optical Holdings Pty. Ltd., an Australian corporation, Sola Corporation Limited, an Australian corporation, Sola International Holdings Ltd., an Australian corporation, Sola Optical Italia SpA, an Italian corporation, Sola Brazil Industria Optica Ltda., a Brazilian corporation, and Sola ADC Lenses Limited, an Irish corporation, and no other subsidiary of the Company had, at December 31, 1997, assets in excess of 5% of the consolidated assets of the Company and its subsidiaries in each case excluding intangibles as at that date or had, for the nine months then ended, net sales (excluding internal intercompany sales) in excess of 5% of the consolidated net sales of the Company and its subsidiaries for such period. In making this determination, any subsidiary acquired after December 31, 1997 shall be deemed to have been acquired as of such date. Each Material Subsidiary of the Company has been duly organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the power and authority as a corporation or partnership, as the case may be, to own its property and to conduct its business as described in the Prospectus and is, except to the extent that the following may not be applicable under foreign law, duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect; and, except for directors' qualifying shares, the Company beneficially owns, directly or indirectly, 100% of the shares of capital stock and partnership interests of its Material Subsidiaries and, with respect to such shares and partnership interests, the Company has good and marketable title, free and clear of all liens, charges, encumbrances or restrictions of any kind.

          (vi) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

          (vii) All the outstanding shares Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock to be issued and sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights of any stockholder of the Company arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any subsidiary of the Company is a party.

          (viii) This Agreement has been duly authorized, executed and delivered by the Company.

          (ix) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not and will not contravene or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any provision of applicable law or the certificate of incorporation or by-laws of the Company, the Credit Agreement (as defined below) or any other agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance or sale of the Securities or the performance by the Company of its obligations under this Agreement, except such as have been obtained under the 1933 Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities. As used herein, the term "Credit Agreement" means the Multicurrency Credit Agreement dated as of June 14, 1996 among the Company, the other borrowers and subsidiary guarantors, if any, referred to therein, Bank of America National Trust and Savings Association, as agent, The First National Bank of Boston and The Bank of Nova Scotia, as co-agents, and the other financial institutions party thereto, including all amendments and supplements thereto and guarantees, if any, entered into pursuant to or in connection therewith.

          (x) Except as described in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (xi) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file would not result in a Material Adverse Effect.

          (xii) The Company is not an "investment company" nor an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (xiii) Ernst & Young LLP, who has reported on the audited financial statements and schedules included in the Registration Statement, are independent public accountants with respect to the Company and were, at all relevant times, independent public accountants with respect to the Worldwide Ophthalmic Group (the "WOG") of American Optical Corporation in each case as required by the 1933 Act and the 1933 Act Regulations.

          (xiv) The consolidated financial statements which are included in the Registration Statement present fairly the consolidated or combined, as the case may be, financial position and stockholders' equity and the consolidated or combined, as the case may be, results of operations and consolidated or combined, as the case maybe, statements of cash flows of the Company and of the WOG at the indicated dates and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial statements, if any, and other pro forma financial information, if any, included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (xv) Except as disclosed in the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, result in a Material Adverse Effect.

          (xvi) To the extent applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

     (b) Officer's Certificates . Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement or attached to the legal opinion delivered pursuant to Section 5(b) hereof shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Initial Securities . On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional ___ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.


     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of ___, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to an account at a bank designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [Name of Underwriter], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration . Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with each
                 ------------------------
Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests . The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, Rule 434 or Rule 415, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement shall become effective, or any Prospectus, any supplement to the Prospectus, any Term Sheet or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus or term sheet, as the case may be, transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus or term sheet, as the case may be. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus or the prospectus supplement, if any, included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall promptly and reasonably object.

          (c) Delivery of Registration Statements . The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, as the Representatives and counsel to the Underwriters may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses . The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws . The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications . The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

          (g) Rule 158 . The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds . The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) Restriction on Sale of Securities . From the date of this Agreement through and including the Closing Time, the Company will not, without the prior written consent of [Name of Underwriter], directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any equity securities of the Company.

          (j) Reporting Requirements . The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          SECTION 4.  Payment of Expenses.  (a)  Expenses. The Company will
                      -------------------
pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters including any transfer fees or duties payable upon the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and
(ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

          (b) Termination of Agreement . If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters .

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement . The Registration Statement, including any Rule 462(b) Registration Statement, has become effective not later than 5:30 P.M. on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term

Sheet shall have been filed with the Commission in accordance with Rule 434 and Rule 424(b) or, if the Company has elected to rely on Rule 415, the final prospectus supplement relating to the Securities and, if required by Rule 424(b), the related final prospectus shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company . At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c) Opinion of Counsel for Underwriters . At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of [name of counsel], counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (A)(i), (D), (G), (J), (K), (L), (M) and (N) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate . At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company signed by the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are threatened by the Commission.

          (e) Accountant's Comfort Letter . At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company and of the WOG and certain financial information contained in the Registration Statement and the Prospect us.

          (f)    Bring-down Comfort Letter . At Closing Time, the
Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) Approval of Listing . At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (h) Conditions to Purchase of Option Securities . In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received

               (i) Officers' Certificate.  A certificate, dated such Date of
                   ---------------------
          Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (ii) Opinion of Counsel for Company.  The favorable opinion of
                    ------------------------------
          Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iii)  Opinion of Counsel for Underwriters.  The favorable
                      -----------------------------------
          opinion of [name of counsel], counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) Bring-down Comfort Letter.  A letter from Ernst & Young LLP,
                    -------------------------
          in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.


          (i) Additional Documents . At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (j) Termination of Agreement . If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.  Indemnification.
                    ---------------

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by [Name of Underwriter]), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through [Name of Underwriter] expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that
                                                         -------- -------
this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Company sustains the burden of proving that (A) a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto in accordance with Section 3(d) hereof, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and (B) the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

     (b) Indemnification of Company, Directors and Officers . Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through [Name of Underwriter] expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification . Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by [Name of Underwriter], and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse . If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 7.  Contribution .  If the indemnification provided for in Section
                 ------------
6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, in the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Securities as set forth on such cover (or corresponding location on the Term Sheet, as the case may be).

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General . The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, California or New York authorities.


     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters.  If one or more of
                 ------------------------------------------
the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11.  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o [name of Underwriter]; and notices to the Company shall be directed to it at 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025, attention of the Chief Financial Officer.

     SECTION 12.  Parties.  This Agreement shall each inure to the  benefit
                  -------
of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                  ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings and Table of Contents.  The Article and
                  ----------------------------------------
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                    Very truly yours,


                                    SOLA INTERNATIONAL INC.



                                    By
                                        ----------------------------
                                        Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:



[Name of Underwriter]

___

By: [Name of Underwriter]


By
   ---------------------------
        Authorized Signatory


For themselves and as Representatives of the Underwriters named in Schedule A hereto.

                                 SCHEDULE A




Name of Underwriter
                                                                  Principal
                                                                   Amount of
                                                                  Securities
                                                                  ----------
[Name of Lead Manager]......................................
[Name(s) of Co-Representative(s)]...........................


                                                                      -------

Total........................................................    $ __,000,000
                                                                  ===========

                                    Sch A-1

                                  SCHEDULE B

                            SOLA INTERNATIONAL INC.



                          ___ Shares of Common Stock
                          (Par Value $.01 Per Share)



  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______.

  2. The purchase price per share for the Securities to be paid by the several Underwriters to be paid by the several Underwriters shall be $
, being an amount equal to the initial public offering price set forth above
less $         per share;  provided that the purchase price per share for any
Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                                                       Exhibit A



                     FORM OF OPINION OF COMPANY'S COUNSEL

                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


        (A) (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is duly qualified to transact business and is in good standing in each U.S. jurisdiction set forth in an Officer's Certificate attached to the opinion (the "Officer's Certificate") (it being understood that in giving such opinion with respect to jurisdictions other than Delaware such counsel will rely solely upon certificates of public officials of such jurisdictions);

        (B) the authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization";

        (C) all the outstanding shares of Common Stock have been duly authorized; the issuance of the Securities issued and sold by the Company pursuant to the Underwriting Agreement has been duly authorized and, when such shares of Common Stock are issued and delivered in accordance with the terms of the Underwriting Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights of stockholders arising under the Delaware General Corporation Law, the charter or by-laws of the Company, as amended and restated, or any of the agreements, contracts or instruments that is listed as an exhibit to (a) the Registration Statement or the Company's Annual Report on Form 10-K for the fiscal year ending March 31, 1997 or (b) any document filed with the Commission subsequent to March 31, 1997 and prior to the date of such opinion that is incorporated or deemed to be incorporated by reference in the Registration Statement;

        (D) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

        (E) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, does not and will not (i) contravene any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) contravene, result in a breach of or constitute a default under the Credit Agreement or any other agreement or instrument binding upon the Company (or any of its subsidiaries) (a) that is listed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (excluding Exhibits 10.12 and 10.13) or (b) that is listed as an exhibit to any document filed with the Commission subsequent to March 31, 1997 and prior to the date of such opinion that is incorporated or deemed to be incorporated by reference in the Registration Statement, or (iii) violate (x) any present statute, rule or regulation of any governmental agency or authority of the United States of America or the State of New York or any present provision of the General Corporation Law of the State of Delaware (the "DGCL") applicable to the Company or any Material Subsidiary, or (y) any judgment or decree or order of any court or governmental agency or body of the United States of America or the State of New York or of the State of Delaware pursuant to the DGCL set forth in the Officer's Certificate; provided, however, that such
                                             --------  -------
counsel shall express no opinion with respect to any violation, breach or default not ascertainable from the face of any such agreement or order, or arising under or based upon any cross-default provision insofar as such violation relates to a default under an agreement that is not referred to in subclause (a) or (b) of clause (ii) above or under the agreements set forth under Exhibits 10.12 and 10.13 to the Company's Annual Report on 10-K for the fiscal year ended March 31, 1997 or such violation arises under or is based upon any covenant of a financial or numerical nature or which requires arithmetic computation;

        (F) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency of the United States of America or the State of New York or of the State of Delaware pursuant to the DGCL is required for the issuance or sale of the Securities or the performance by the Company of its obligations under the Purchase Agreement, except such as have been obtained under the 1933 Act or the 1939 Act or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

        (G) the statements made in the Prospectus under the captions "Description of Common Stock," to the extent such statements constitute summaries of legal matters or of the Securities or other documents, or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

        (H) such counsel does not have actual knowledge of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or any document incorporated or deemed to be incorporated by reference therein which are not filed as required;

        (I) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

        (J) the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; to the best knowledge of such counsel, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

        (K) the Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, and the Prospectus (in each case excluding the documents incorporated or deemed to be incorporated by reference therein), and each amendment or supplement to the Registration Statement or Prospectus, as of their respective effective or issue dates (other than the financial statements, the notes and schedules thereto and the other financial information included therein or omitted therefrom and other than the Form T-1, as to which such counsel need express no opinion) each appeared on its face to be responsive as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations;

        (L) the documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements, the notes and schedules thereto and the other financial information included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, each appeared on its face to be responsive as to form in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

        (M) to our knowledge, there is not pending or threatened any action, suit or proceeding to which the Company or any of its domestic subsidiaries is a party, or to which the property of the

        Company or any of its domestic subsidiaries is subject, before or brought by any New York, Delaware or federal court or any New York, Delaware or federal governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement or the performance by the Company of its obligations thereunder.

                (N) American Optical Lens Company, a Delaware corporation, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

        In addition, such counsel shall state that in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the Prospectus were discussed and that, between the date of effectiveness of the Registration Statement and the time of delivery of such opinion, such counsel participated in additional conferences with certain of the officers and representatives of, and independent public accountants for, the Company, at which the contents of the Registration Statement and the Prospectus were discussed to a limited extent. Such counsel shall state that, given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, they shall not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as set forth in paragraph (G) above. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, such counsel shall state that no facts have come to their attention that have caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. Such counsel may state that they express no view or belief, however, with respect to financial statements, the notes or schedules thereto or other financial information included in or omitted from the Registration Statement or the Prospectus or the Form T-1.

        Such opinion may state that for purposes of paragraphs (E) and (F) above, we have reviewed only those statutes, rules and regulations that in our experience are applicable to transactions of the type contemplated by the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials, and such counsel may state that they express no opinion as to the laws of any jurisdiction other than United States federal and New York law and the DGCL. In addition, such counsel may assume that the parties to all agreements other than the Company have the power to enter into and perform their obligations under such agreements and to consummate the transactions contemplated thereby and that such agreements have been duly authorized, executed and delivered by, and constitute legal and binding obligations of, such parties other than the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).